Exhibit 99.1

AXIL Brands, Inc. Reports Fiscal 2026 and Fourth Quarter Financial Results

Fourth Quarter Net Revenues Increase 48.9% to a Quarterly Record $8.6 Million and Net Income of $1.5 Million, or $0.18 in diluted EPS, leading Annual Results Higher

LOS ANGELES, August 18, 2026 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, and marketing services for third-party brands today announced financial and operational results for the fourth fiscal quarter ended May 31, 2026 (“Q4 2026”) and for the fiscal year ended May 31, 2026 (“fiscal 2026”).

Financial Highlights for the Quarter Ended May 31, 2026

  Net revenues increased 48.9% in Q4 2026 to a record $8.6 million, compared to $5.8 million in the prior year period
  Gross profit increased 53.3% in Q4 2026 to $6.2 million, compared to $4.0 million in the prior year period; gross margin expanded to 72.0% from 70.0%
  Income from operations in Q4 2026 was $1.4 million, compared to $46 thousand in the prior year period
  Net income in Q4 2026 was $1.5 million, or $0.21 per basic share and $0.18 per diluted share, compared to a loss of $0.2 million, or $0.04 loss per basic and diluted share in the prior year period
  Adjusted EBITDA in Q4 2026 was $1.7 million, or 20.3% of net revenues, compared to $0.4 million, or 6.1% of net revenues, in the prior year period
  Cash on hand as of May 31, 2026 was $4.5 million compared to $4.8 million as of May 31, 2025, with no outstanding borrowings

Operational Highlights: Retail Expansion and Product Development

  Expanded Walmart partnership to include the MX PRO and MX Passive hearing protection models across approximately 1,250 store locations nationwide
  Introduced the GSX 3.0 and XCOR Pro products to Sportsman's Warehouse across approximately 70 specialty retail locations and its e-commerce platform
  Launched the MX II Series earmuffs powered by the Company's proprietary SonicShieldX™ technology, featuring advanced Bluetooth connectivity and automatic noise compression, with additional variants released in May 2026
  Unveiled the AXIL CRX, an in-ear hearing protection solution with modular connectivity options, available beginning May 2026
  The Company's full product line became available at U.S. Marine Corps Exchange (MCX) locations in the first quarter of fiscal 2027, extending its reach to military personnel, their families, and authorized patrons across mass, specialty, and military channels.

“The strength of our fourth quarter financial results was in-line with our expectations, and represents execution of our growth plan, from strategic investments we have made across the business, from distribution, to product innovation and operational infrastructure,” said Jeff Toghraie, AXIL Chairman and Chief Executive Officer. “We exited the year at an annual sales run-rate of nearly $35 million and gross margins of 72% in the fourth quarter, which was at the higher end of our historical range. Net income of $1.5 million, or $0.18 per diluted share for the quarter compared to a loss in last year’s same period and compared to just a marginal profit in our last quarter, brought our full year net income to $2.7 million, or $0.33 in diluted EPS, compared to $0.10 for our full year of 2025. These all represent record results for Axil.”

“The quarter also reflects what was a defining year for our retail distribution strategy. We expanded our Walmart partnership to approximately 1,250 store locations, entered Sportsman’s Warehouse across approximately 70 specialty retail locations, and subsequent to fiscal year end, announced that our full product line became available at U.S. Marine Corps Exchange locations beginning in July 2026. We estimate our total store count has grown to approximately 6,000 locations compared to approximately 1,800 at the end of last fiscal year. That growth, across mass, specialty, and now military channels, reflects the broadening appeal of the AXIL brand and the strength of the relationships we have built.”

“We continued to invest in the product portfolio that underpins our long-term competitive position. The launch of the MX II Series, powered by our proprietary SonicShieldX™ technology, and the introduction of the AXIL CRX expand our offering across form factors and price points.”

“We enter fiscal 2027 with a stronger balance sheet, no outstanding borrowings, a larger retail footprint and a deeper product portfolio. We believe AXIL is still in the early stages of a multi-year growth trajectory, and we remain focused on executing the strategy that will achieve consistent and sustainable returns for our shareholders,” concluded Mr. Toghraie.

Quarterly Financial Review:

Net revenues increased by $2,811,154, or 48.9%, to $8,562,463 for the three months ended May 31, 2026, compared to $5,751,309 for the prior-year period, primarily driven by sales to big box retail chains in our hearing enhancement and protection equipment segment.

Cost of revenues increased by $667,844 or 38.7% from $1,727,864 in the three months ended May 31, 2025 to $2,395,708 in the three months ended May 31, 2026. Cost of revenues as a percentage of net revenues for the three months ended May 31, 2026 was 28.0% as compared to 30.0% for the three months ended May 31, 2025. The improvement in gross margin reflects lower customs duties and the benefit of customs duty refunds received during the period, partially offset by a higher mix of sales to big box retail chains, which carry tighter margins relative to our direct-to-consumer channel.

Gross profit increased by $2,143,310 or 53.3% from $4,023,445 in the three months ended May 31, 2025 to $6,166,755 for the three months ended May 31, 2026. Gross profit as a percentage of net revenues for the three months ended May 31, 2026 was 72.0%, as compared to 70.0% for the three months ended May 31, 2025. The increase in the gross profit margin for the three months ended May 31, 2026 was driven by lower customs duties including refunds, partially offset by lower margins related to material orders with big box retail chains.

Operating expenses increased by $741,402, or 18.6%, from $3,977,358 in the three months ended May 31, 2025 to $4,718,760 in the three months ended May 31, 2026, and decreased as a percentage of net revenues from 69.2% to 55.1%, reflecting improved operating leverage. Non-cash stock-based compensation included in operating expenses was $224,557 and $248,417 for three months ended May 31, 2026 and 2025, respectively.

Income from operations for the three months ended May 31, 2026, was $1,447,995 compared to $46,087 for the three months ended May 31, 2025. The increase in income from operations of $1,401,908 was primarily driven by material orders from big box retail chains, partially offset by increased operating expenses and by a forgiveness of accounts payable of approximately $220,000 in fiscal 2025 that did not recur in the quarter ended May 31, 2026.

Net income was $1,457,126 for the three months ended May 31, 2026 and net loss was $245,575, for the three months ended May 31, 2025, respectively.

Adjusted EBITDA increased by $1,385,397 or 391.9% from $353,512 for the three months ended May 31, 2025 to $1,738,909 for the three months ended May 31, 2026. Adjusted EBITDA as a percentage of revenues, net for the three months ended May 31, 2026 and 2025, was 20.3% and 6.1%, respectively. Adjusted EBITDA increased primarily by material orders from big box retail chains, partially offset by increased operating expenses and by a forgiveness of accounts payable of approximately $220,000 in fiscal 2025, that did not recur in the quarter ended May 31, 2026.

The Company paid approximately $900,000 in IEEPA as of May 31, 2026. Subsequent to year end it received approximately $910,000 from CBP in refunds of those duties, together with interest, which were not recognized in fiscal 2026 and will be recorded in fiscal 2027. That benefit will favorably affect fiscal 2027 gross margin on a basis that is not indicative of underlying operating performance.

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income, calculated in accordance with GAAP is included in a schedule to this press release.

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE THREE AND TWELVE MONTHS ENDED MAY 31, 2026 AND 2025

	For the Three Months Ended May 31,		For the Year Ended May 31,
	2026	2025	2026	2025
Net income (GAAP)	$1,457,126	$(245,575)	$2,699,349	$854,988
Provision for income taxes	27,831	333,493	440,310	453,828
Interest income, net	(33,357)	(38,320)	(132,131)	(135,915)
Depreciation and amortization	62,752	55,497	246,723	148,498
Total EBITDA (Non-GAAP)	1,514,352	105,095	3,254,251	1,321,399

Adjustments:

Stock-based compensation	224,557	248,417	785,160	1,108,934

Total adjusted EBITDA (Non-GAAP)	$1,738,909	$353,512	$4,039,411	$2,430,333

Sales, net (GAAP)	$8,562,463	$5,751,309	$30,847,570	$26,257,522

Adjusted EBITDA as a percentage of Sales, net (Non-GAAP)	20.3%	6.1%	13.1%	9.3%

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	May 31, 2026	May 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,462,040	$4,769,854
Accounts receivable, net	4,748,966	1,003,945
Inventory, net	4,419,628	2,533,658
Due from related party	—	222
Prepaid expenses and other current assets	712,214	947,969

Total Current Assets	14,342,848	9,255,648

OTHER ASSETS:
Property and equipment, net	389,733	412,261
Intangible assets, net	389,747	403,591
Right of use assets	360,512	579,121
Deferred tax asset	301,460	46,239
Other assets	20,720	20,720
Goodwill	2,152,215	2,152,215

Total Other Assets	3,614,387	3,614,147

TOTAL ASSETS	$17,957,235	$12,869,795

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,989,048	$866,573
Contract liabilities, current	389,333	707,207
Note payable, current	—	3,574
Due to related party	152,177	—
Lease liabilities, current	195,563	212,543
Income tax liability	688,150	310,369
Other current liabilities	1,088,262	362,558

Total Current Liabilities	4,502,533	2,462,824

LONG TERM LIABILITIES:
Lease liabilities	209,105	404,669
Note payable	—	136,655
Contract liabilities	101,380	205,939
Total Long Term Liabilities	310,485	747,263

Total Liabilities	4,813,018	3,210,087

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 28,000,000 shares authorized; 24,873,500 and 27,773,500 shares issued and outstanding as of May 31, 2026 and May 31, 2025, respectively	2,487	2,777
Common stock, $0.0001 par value: 15,000,000 shares authorized; 6,822,681 and 6,657,717 shares issued and outstanding as of May 31, 2026 and May 31, 2025, respectively	682	666
Additional paid-in capital	9,720,981	8,935,547
Retained Earnings	3,420,067	720,718

Total Stockholders' Equity	13,144,217	9,659,708
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,957,235	$12,869,795

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED MAY 31, 2026 AND 2025

	For the Three Months Ended		For the Year Ended
	May 31,		May 31,

	2026	2025	2026	2025

Revenues, net	$8,562,463	$5,751,309	$30,847,570	$26,257,522

Cost of revenues	2,395,708	1,727,864	9,467,823	7,615,954

Gross profit	6,166,755	4,023,445	21,379,747	18,641,568

OPERATING EXPENSES:
Sales and marketing	2,901,617	2,555,411	12,159,478	11,460,342
Compensation and related taxes	595,481	428,089	2,119,368	1,956,084
Research and Development	7,000	—	7,000	—
General and administrative	1,214,662	993,858	4,116,858	4,063,777

Total Operating Expenses	4,718,760	3,977,358	18,402,704	17,480,203

INCOME FROM OPERATIONS	1,447,995	46,087	2,977,043	1,161,365

OTHER INCOME (EXPENSE):
Other income	3,605	3,511	30,485	11,536
Interest income	31,922	39,651	134,718	139,813
Interest expense and other finance charges	1,435	(1,331)	(2,587)	(3,898)

Other income (expense), net	36,962	41,831	162,616	147,451

INCOME BEFORE PROVISION FOR INCOME TAXES	1,484,957	87,918	3,139,659	1,308,816

Provision for income taxes	27,831	333,493	440,310	453,828

NET INCOME	$1,457,126	($245,575)	$2,699,349	$854,988

NET INCOME PER COMMON SHARE:
Basic	$0.21	($0.04)	$0.40	$0.13
Diluted	$0.18	($0.04)	$0.33	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,804,012	6,637,075	6,745,387	6,440,476
Diluted	8,290,113	8,274,195	8,256,118	8,217,083

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED MAY 31, 2026 AND 2025

	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,699,349	$854,988
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	246,723	148,498
Provision/(Recovery) for credit losses	79,541	(4,519)
Reversal of inventory obsolescence	—	(46,895)
Stock-based compensation and stock option expense	785,160	1,108,934
Gain on forgiveness of account payable	—	(218,699)
Deferred income taxes	(255,221)	187,922
Change in operating assets and liabilities:
Accounts receivable	(3,824,562)	(489,591)
Inventory	(1,885,970)	907,260
Prepaid expenses and other current assets	235,755	(142,668)
Accounts payable	1,122,472	117,677
Other current liabilities	1,209,551	(71,699)
Contract liabilities	(422,433)	(422,547)

NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(9,635)	1,928,661

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangibles	(130,964)	(180,815)
Purchases of property and equipment	(79,385)	(213,483)

NET CASH USED IN INVESTING ACTIVITIES	(210,349)	(394,298)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable	(140,229)	(6,365)
Advances from a related party	5,939,172	6,950,210
Repayments from a related party	(5,886,773)	(6,962,230)

NET CASH USED IN FINANCING ACTIVITIES	(87,830)	(18,385)

NET (DECREASE)/INCREASE IN CASH	(307,814)	1,515,978

CASH AND CASH EQUIVALENTS - Beginning of year	4,769,854	3,253,876

CASH AND CASH EQUIVALENTS - End of year	$4,462,040	$4,769,854
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$3,757	$3,736
Income taxes	$317,752	$137,273

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of right of use assets recognized as lease liability	$—	$767,269

Conference Call

AXIL Brands will host a conference call to discuss results and provide a corporate update for investors, including a Q&A session, starting at 5:00 PM ET today (August 18, 2026). To access the live event, dial 1-877-425-9470 (Domestic) or 1-201-389-0878 (International), or via webcast at https://viavid.webcasts.com/starthere.jsp?ei=1772390&tp_key=6cf6582448. The call will be available via telephone replay for seven days following the call by dialing 1-844-512- 2921 (Domestic) or 1-412-317-6671 (International) with access code 13762215. A webcast (audio stream) replay will also be available on demand at www.goaxil.com in the investor relations section.

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand, premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia and provides marketing services to third-party brands.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “may,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net revenues and operations, including developing new and improved products, diversifying and expanding its distribution and retail channels, expanding the marketing services business, and growing internationally; (ii) the Company’s ability to perform in accordance with any guidance provided by management, which may differ from the Company’s actual operating results; (iii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iv) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (v) the Company’s ability to compete effectively with other companies in its industries; (vi) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company’s product costs and other costs of doing business, and reduce the Company’s earnings; (viii) continued uncertainty with respect to U.S. trade policies and tariffs and potential tariff refunds; (ix) the Company’s ability to engage in acquisitions, investments,  partnerships, strategic alliances or dispositions when desired; (x) the Company’s ability to successfully accelerate its supply chain transition strategy and achieve the intended benefits; and (xi) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, increased tariffs and other trade restrictions and barriers, unemployment rates, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, the Ukraine-Russia conflict and conflicts in the Middle East, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

 Investor Relations:

 investors@goaxil.com